Exhibit 99.1

IMMEDIATE RELEASE	Contact:	Dennis G. Moore
FOR:		Senior Vice President
Chief Financial Officer
(856) 532-6603

6000 Central Highway

Pennsauken, NJ 08109

J & J SNACK FOODS

ACQUIRES PHILLY SWIRL

Pennsauken, NJ, May 1, 2014 - - J & J Snack Foods Corp. (NASDAQ-JJSF) announced today that it has acquired the stock of Philly’s Famous Water Ice, Inc. (PHILLY SWIRL). PHILLY SWIRL, located in Tampa, FL, produces frozen novelty products sold to both retail and food service locations throughout the United States and to Canada. Philly Swirl’s distinctive product offerings ( www.phillyswirl.com ) include fun & unique kid friendly items, as well as better for you products. The Company said that revenues of PHILLY SWIRL are approximately $25 million annually, but did not disclose the purchase price.

Gerald B. Shreiber, J & J’s President and Chief Executive Officer, commented, “SWIRL has a unique product line and complements the frozen novelty section with popular niche products.”

J&J Snack Foods Corp. is a leader and innovator in the snack food industry, providing nutritional and affordable branded niche snack foods and beverages to foodservice and retail supermarket outlets.  Manufactured and distributed nationwide, our principal products include SUPERPRETZEL, BAVARIAN BAKERY and other soft pretzels, ICEE and SLUSH PUPPIE frozen beverages, LUIGI’S, MINUTE MAID* frozen juice bars and ices, WHOLE FRUIT sorbet and frozen fruit bars, MARY B’S biscuits and dumplings, DADDY RAY’S fig and fruit bars, CALIFORNIA CHURROS and TIO PEPE’S churros, PATIO Burritos and other handheld sandwiches, THE FUNNEL CAKE FACTORY funnel cakes, and several cookie brands within COUNTRY HOME BAKERS.  For more information, please visit us at www.jjsnack.com.

*MINUTE MAID is a registered trademark of The Coca-Cola Company.